Exhibit (h)(6)

FORM OF EXHIBIT A TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Exhibit A, amended and restated effective as of February     , 2017, is the Exhibit A to that certain Fund Administration and Accounting Agreement dated as of May 1, 2015, by and between TCW Alternative Funds and BNY Mellon Investment Servicing (US) Inc.

List of Funds	Class N Ticker Symbol	Class I Ticker Symbol
TCW/Gargoyle Hedged Value Fund	TFHVX	TFHIX
TCW/Gargoyle Dynamic 500 Fund	TFDNX	TFDIX
TCW/Gargoyle Systematic Value Fund	TFSNX	TFVSX
TCW/Gargoyle Dynamic 500 Collar Fund	TBD	TBD
TCW/Gargoyle Dynamic 500 Market-Neutral Fund	TBD	TBD
TCW High Dividend Equities Long/Short Fund	TFENX	TFDEX
TCW Long/Short Fundamental Value Fund	TBD	TBD

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:	Wayne D. Weaver
Title:	Managing Director

TCW ALTERNATIVE FUNDS

By:
Name:	David S. DeVito
Title:	President and CEO